QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.3

        CONSENT AND SECOND AMENDMENT dated as of December 21, 2001 (this "Consent and Amendment") to the Credit Agreement dated as of April 19, 2001, as amended September 17, 2001 (as may be further amended, restated, modified or otherwise supplemented, from time to time, the "Credit Agreement") by and among VEECO INSTRUMENTS, INC., a Delaware corporation (the "Company"), FLEET NATIONAL BANK, a national banking association, as Administrative Agent and as a Lender, JPMORGAN CHASE BANK, formerly known as The Chase Manhattan Bank, a New York banking corporation, as Syndication Agent and as a Lender, HSBC BANK USA, a New York banking corporation, as Documentation Agent and as a Lender, and the other Lenders party thereto.

WHEREAS, the Company, the Administrative Agent and the Lenders have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.    Consent.

        The Lenders hereby consent to the issuance by the Company of 4 1/8% Convertible Subordinated Notes due 2008 in an aggregate principal amount not to exceed $220,000,000 substantially on the terms of the Preliminary Offering Memorandum dated December 17, 2001, subject to execution of an indenture and the Collateral Pledge Agreement, each in form and substance reasonably satisfactory to Required Lenders and further provided that the issuance of such notes occurs on or prior to December 31, 2001.

2.    Amendments.

        (a) The definition of Consolidated Fixed Charge Coverage Ratio in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

    "For purposes of calculating this ratio, Consolidated Interest Expense shall be determined excluding any interest payment made by the Company with respect to the Subordinated Notes to the extent such payment is made from the "Collateral" as defined in the Collateral Pledge Agreement."

        (b) The definition of the term "Consolidated Total Funded Debt" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

    "Consolidated Total Funded Debt" shall mean, on the date of determination, the sum of all Indebtedness of the Company and its Subsidiaries on a consolidated basis, for borrowed money, including the current portion thereof and including the Aggregate Letters of Credit Outstanding, but excluding the long term portion of the Existing Mortgage Debt and excluding Subordinated Indebtedness, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

        (b) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions therein in alphabetical order:

    "Collateral Pledge Agreement" shall mean that certain Collateral Pledge and Security Agreement, dated as of December 21, 2001 among Veeco Instruments Inc., the trustee for the holders of the Subordinated Notes and the collateral agent named therein.

    "Indenture" shall mean the Indenture, dated December 21, 2001 by and between the Company and the trustee named therein providing for issuance of the Subordinated Notes.

    "Subordinated Notes" shall mean up to $220,000,000 of 4 1/8% Convertible Subordinated Notes due 2008 to be issued by the Company as described in the Company's Preliminary Offering Memorandum dated December 17, 2001.

        (c) Section 6.03 of the Credit Agreement is hereby amended by redesignating clause "(h)" thereof to be clause "(i)" and by inserting a new clause "(h)" therein immediately prior thereto which provides as follows:

    "(h) promptly upon execution thereof, copies of the Indenture and Collateral Pledge Agreement, and of any amendments or modifications thereto; and"

        (d) Section 7.01(e) of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

    "(e) Subordinated Indebtedness, including without limitation, indebtedness evidenced by the Subordinated Notes; provided, however, that no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or would occur after giving effect to the incurrence of such Subordinated Indebtedness;"

        (e) Section 7.02 of the Credit Agreement is hereby amended by inserting a new subsection "(n)" therein in which provides as follows:

    "(n) Liens on the Collateral described in the Collateral Pledge Agreement and pledged to the trustee for the benefit of the holders of the Subordinated Notes pursuant to the terms of the Collateral Pledge Agreement."

        (f) The Credit Agreement is hereby further amended by inserting a new Section 7.18 at the end of Article VII which provides as follows:

          "SECTION 7.18.    Indenture or Collateral Pledge Agreement.    Amend or modify any of the provisions of the Indenture or the Collateral Pledge Agreement without the prior consent of the Required Lenders other than amendments or modifications which do not adversely affect the Lenders."

        (g) Section 8.01 of the Credit Agreement is hereby amended to insert the word "or" at the end of clause (k) thereof and add new clauses (l) and (m) which shall provide in their entirety as follows:

    "(l) the Company shall designate any Indebtedness other than Indebtedness arising under the Credit Agreement as "Designated Senior Indebtedness" (as that term is defined in the Indenture) without the prior written approval of the Required Lenders; or

    (m) an Event of Default (as defined in the Indenture) shall have occurred and be continuing.

        (h) The Credit Agreement is hereby further amended by inserting a new Section 10.16 therein which provides as follows:

          "SECTION 10.16.    Special Provisions with Respect to Subordinated Notes.    The parties acknowledge and agree that the indebtedness of the Company to the Lenders hereunder shall constitute "Designated Senior Indebtedness" for purposes of the Indenture."

3.    Miscellaneous.

        Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

        Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

        The Company hereby represents and warrants that (a) after giving effect to this Consent and Amendment, the representations and warranties by the Company and each of its Subsidiaries pursuant to the Credit Agreement and the other Loan Documents to which each is a party are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date, unless such representation is as of a specific date, in which case, as of such date, and (b) after giving effect to this Consent and Amendment, no Default or Event of Default has occurred and is continuing.

        This Consent and Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Consent and Amendment. This Consent and Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.

        This Consent and Amendment shall constitute a Loan Document.

        This Consent and Amendment shall governed by, and construed in accordance with, the laws of the State of New York.

[the next page is the signature page]

IN WITNESS WHEREOF, the Company and the Administrative Agent, as authorized on behalf of the Lenders, have caused this Consent and Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

VEECO INSTRUMENTS INC.
By:	/s/ JOHN F. REIN, JR. Name: John F. Rein, Jr. Title: Executive Vice President, Chief Financial Officer and Secretary
FLEET NATIONAL BANK, as Administrative Agent
By:	/s/ AUTHORIZED SIGNATORY Name: Title:

QuickLinks

[the next page is the signature page]